 June 2024

Pricing Supplement No. 2,622

Registration Statement Nos. 333-275587; 333-275587-01

Dated June 28, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust, which we refer to as the underlying shares, is at or above 75% of its respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If, however, the determination closing price of any of the underlying shares is less than its respective coupon threshold level on any observation date, we will pay no interest for the related quarterly period. In addition, beginning approximately six months after the original issue date, the securities will be automatically redeemed if the determination closing price of each of the underlying shares is greater than or equal to 100% of its respective initial share price, which we refer to as the respective call threshold level, on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount and the related contingent quarterly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to 70% of its respective initial share price, which we refer to as the respective downside threshold level, the payment at maturity will be the sum of the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to its respective coupon threshold level, the related contingent quarterly coupon. However, if the final share price of any of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 2.5-year term of the securities. Because all payments on the securities are based on the worst performing of the underlying shares, a decline beyond the respective coupon threshold level or downside threshold level, as applicable, of any of the underlying shares will result in no contingent quarterly coupons and a significant loss of your investment, even if one or both of the other underlying shares have appreciated or have not declined as much. The securities are for investors who are willing to risk their principal based on the worst performing of three underlying shares and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly coupons over the entire 2.5-year term, with no possibility of being called out of the securities until after the 6-month initial non-call period. Investors will not participate in any appreciation of any of the underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	Technology Select Sector SPDR® Fund (the “XLK Shares”), Energy Select Sector SPDR® Fund (the “XLE Shares”) and SPDR® S&P 500® ETF Trust (the “SPY Shares”)
Aggregate principal amount:	$1,057,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	June 28, 2024
Original issue date:	July 8, 2024 (5 business days after the pricing date)
Maturity date:	December 31, 2026
Early redemption:

The securities are not subject to automatic early redemption until approximately six months after the original issue date. Following this 6-month initial non-call period, if, on any redemption determination date, beginning on December 30, 2024, the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of any of the underlying shares is below the respective call threshold level on the related redemption determination date.

Early redemption payment:

The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related observation date.

Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 10.95% (corresponding to approximately $27.375 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlying shares is at or above its respective coupon threshold level on the related observation date.

If, on any observation date, the determination closing price of any of the underlying shares is less than its respective coupon threshold level, no contingent quarterly coupon will be paid with respect to that observation date. It is possible that one or more of the underlying shares will remain below their respective coupon threshold levels for extended periods of time or even throughout the entire 2.5-year term of the securities so that you will receive few or no contingent quarterly coupons.

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

●If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: (i) the stated principal amount and, (ii) if the final share price of each of the underlying shares is also greater than or equal to its respective coupon threshold level, the contingent quarterly coupon with respect to the final observation date

●If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 30%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$971.20 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$25	$975
Total	$1,057,000	$26,425	$1,030,575

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $25 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 32.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Terms continued from previous page:
Determination closing price:

With respect to each of the underlying shares, the closing price of such underlying shares on any redemption determination date or observation date (other than the final observation date), multiplied by the adjustment factor for such underlying shares on such redemption determination date or observation date, as applicable

Redemption determination dates:

Beginning after six months, quarterly, beginning December 30, 2024, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

Beginning after six months, quarterly, beginning January 3, 2025, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Downside threshold level:

With respect to the XLK Shares, $158.361, which is equal to 70% of its initial share price

With respect to the XLE Shares, $63.805, which is equal to 70% of its initial share price

With respect to the SPY Shares, $380.954, which is equal to 70% of its initial share price

Coupon threshold level:

With respect to the XLK Shares, $169.673, which is equal to approximately 75% of its initial share price

With respect to the XLE Shares, $68.363, which is equal to approximately 75% of its initial share price

With respect to the SPY Shares, $408.165, which is equal to 75% of its initial share price

Call threshold level:

With respect to the XLK Shares, $226.23, which is equal to 100% of its initial share price

With respect to the XLE Shares, $91.15, which is equal to 100% of its initial share price

With respect to the SPY Shares, $544.22, which is equal to 100% of its initial share price

Initial share price:

With respect to the XLK Shares, $226.23, which is its closing price on the pricing date

With respect to the XLE Shares, $91.15, which is its closing price on the pricing date

With respect to the SPY Shares, $544.22, which is its closing price on the pricing date

Coupon payment dates:

Quarterly, beginning October 3, 2024, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent quarterly coupon with respect to the final observation date, if any, will be paid on the maturity date.

Observation dates:

Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject, independently in the case of each of the underlying shares, to postponement for non-trading days and certain market disruption events. We also refer to December 28, 2026 as the final observation date.

Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the final observation date multiplied by the adjustment factor for such underlying shares on such date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Worst performing underlying shares:	The underlying shares with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	Final share price divided by the initial share price
CUSIP / ISIN:	61776MND3 / US61776MND38
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
September 30, 2024*	October 3, 2024*
December 30, 2024	January 3, 2025
March 28, 2025	April 2, 2025
June 30, 2025	July 3, 2025
September 29, 2025	October 2, 2025
December 29, 2025	January 2, 2026
March 30, 2026	April 2, 2026
June 29, 2026	July 2, 2026
September 28, 2026	October 1, 2026
December 28, 2026 (final observation date)	December 31, 2026 (maturity date)

*The securities are not subject to automatic early redemption until the second coupon payment date, which is January 3, 2025.

June 2024 Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust, which we refer to as the underlying shares, is at or above 75% of its respective initial share price, which we refer to as the coupon threshold level, on the related observation date. If, however, the determination closing price of any of the underlying shares is less than its respective coupon threshold level on any observation date, we will pay no interest for the related quarterly period. It is possible that the determination closing price of any of the underlying shares could remain below the respective coupon threshold level for extended periods of time or even throughout the entire 2.5-year term of the securities so that you will receive few or no contingent quarterly coupons during the term of the securities. We refer to these quarterly coupons as contingent because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if each of the underlying shares was to be at or above the respective coupon threshold level on some quarterly observation dates, one or more of the underlying shares may fluctuate below the respective coupon threshold level(s) on others. In addition, beginning approximately six months after the original issue date, the securities will be automatically redeemed if the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold level on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount and the related contingent quarterly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to 70% of the respective initial share price, which we refer to as the respective downside threshold level, the payment at maturity will be the sum of the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to its respective coupon threshold level, the related contingent quarterly coupon. However, if the final share price of any of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 2.5-year term of the securities. Investors will not participate in any appreciation in the price of any of the underlying shares.

Maturity:	Approximately 2.5 years
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 10.95% (corresponding to approximately $27.375 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlying shares is at or above its respective coupon threshold level on the related observation date. If on any observation date, the determination closing price of any of the underlying shares is less than its respective coupon threshold level, we will pay no coupon for the applicable quarterly period.

Automatic early redemption (beginning after six months):

If the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold level on any quarterly redemption determination date, beginning on December 30, 2024 (approximately six months after the original issue date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level, the payment at maturity will be the sum of the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to its respective coupon threshold level, the related contingent quarterly coupon.

If the final share price of any of the underlying shares is less than its respective downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying shares over the term of the securities. Under these circumstances, the payment at maturity will be less than 70% of the stated

June 2024 Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $971.20.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate, the call threshold levels, the coupon threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

June 2024 Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the underlying shares is at or above its respective coupon threshold level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 2.5-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if all of the underlying shares close at or above their respective coupon threshold levels on each quarterly observation date until the securities are redeemed early or reach maturity. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent quarterly coupon may be payable in none of, or some but not all of, the quarterly periods during the 2.5-year term of the securities, and the payment at maturity may be less than 70% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each of the underlying shares closes at or above its respective coupon threshold level on some quarterly observation dates, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others. Investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each of the underlying shares is at or above its respective coupon threshold level on the related observation date, but not for the quarterly periods for which the determination closing price of any of the underlying shares is below the respective coupon threshold level(s) on the related observation date.

Starting after six months, each of the underlying shares closes at or above its respective call threshold level on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each of the underlying shares closes at or above its respective coupon threshold level on some quarterly observation dates, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others, and at least one of the underlying shares closes below its call threshold level on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each of the underlying shares is at or above its respective coupon threshold level on the related observation date, but not for the quarterly periods for which the determination closing price of one or more of the underlying shares is below the respective coupon threshold level(s) on the related observation date.

On the final observation date, each of the underlying shares closes at or above its respective downside threshold level. At maturity, investors will receive the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to its respective coupon threshold level, the contingent quarterly coupon with respect to the final observation date.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that each of the underlying shares closes at or above its respective coupon threshold level on some quarterly observation dates, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others, and at least one of the underlying shares closes below its call threshold level on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each of the underlying shares is greater than or equal to its respective coupon threshold level on the related observation date, but not for the quarterly periods for which the determination closing price of one or more of the underlying shares are below the respective coupon threshold level(s) on the related observation date.

On the final observation date, one or more of the underlying shares close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

June 2024 Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each quarterly observation date, (2) the determination closing prices on each quarterly redemption determination date (beginning after six months) and (3) the final share prices. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Beginning After Six Months)

June 2024 Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

June 2024 Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price of each of the underlying shares on each quarterly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each of the underlying shares on the final observation date. The actual initial share price, call threshold level, coupon threshold level and downside threshold level for each of the underlying shares are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Contingent Quarterly Coupon:

10.95% per annum (corresponding to approximately $27.375 per quarter per security)[1]

With respect to each coupon payment date, a contingent quarterly coupon is paid but only if the determination closing price of each of the underlying shares is at or above its respective coupon threshold level on the related observation date.

Automatic Early Redemption (starting after six months):

If the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold level on any quarterly redemption determination date, beginning on December 30, 2024, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to its respective coupon threshold level, the contingent quarterly coupon with respect to the final observation date

If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the XLK Shares: $195.00 With respect to the XLE Shares: $85.00 With respect to the SPY Shares: $500.00
Hypothetical Coupon Threshold Level:

With respect to the XLK Shares: $146.25, which is 75% of its hypothetical initial share price

With respect to the XLE Shares: $63.75, which is 75% of its hypothetical initial share price

With respect to the SPY Shares: $375.00, which is 75% of its hypothetical initial share price

Hypothetical Downside Threshold Level:

With respect to the XLK Shares: $136.50, which is 70% of its hypothetical initial share price

With respect to the XLE Shares: $59.50, which is 70% of its hypothetical initial share price

With respect to the SPY Shares: $350.00, which is 70% of its hypothetical initial share price

Hypothetical Call Threshold Level:

With respect to the XLK Shares: $195.00, which is 100% of its hypothetical initial share price

With respect to the XLE Shares: $85.00, which is 100% of its hypothetical initial share price

With respect to the SPY Shares: $500.00, which is 100% of its hypothetical initial share price

1The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent quarterly coupon of $27.375 is used in these examples for ease of analysis.

June 2024 Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

How to determine whether a contingent quarterly coupon is payable with respect to an observation date:

	Determination Closing Price		Contingent Quarterly Coupon
	XLK Shares	XLE Shares	SPY Shares
Hypothetical Observation Date 1	$210.00 (at or above its coupon threshold level)	$80.75 (at or above its coupon threshold level)	$400.00 (at or above its coupon threshold level)	$27.375
Hypothetical Observation Date 2	$70.00 (below its coupon threshold level)	$72.25 (at or above its coupon threshold level)	$450.00 (at or above its coupon threshold level)	$0
Hypothetical Observation Date 3	$180.00 (at or above its coupon threshold level)	$68.00 (at or above its coupon threshold level)	$200.00 (below its coupon threshold level)	$0
Hypothetical Observation Date 4	$80.00 (below its coupon threshold level)	$42.50 (below its coupon threshold level)	$250.00 (below its coupon threshold level)	$0

On hypothetical observation date 1, each of the underlying shares closes at or above its respective coupon threshold level. Therefore, a contingent quarterly coupon of $27.375 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, two of the underlying shares close at or above their respective coupon threshold levels but the other underlying shares closes below its respective coupon threshold level. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlying shares closes below its respective coupon threshold level and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the determination closing price of any of the underlying shares is below its respective coupon threshold level on the related observation date.

June 2024 Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

Starting after six months, if the determination closing price of each of the underlying shares is greater than or equal to the respective call threshold level on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount for each security you hold plus the contingent quarterly coupon with respect to the related observation date.

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Share Price		Payment at Maturity
	XLK Shares	XLE Shares	SPY Shares
Example 1:	$210.00 (at or above its downside threshold and coupon threshold level)	$93.50 (at or above its downside threshold and coupon threshold level)	$600.00 (at or above its downside threshold and coupon threshold level)	$1,027.375 (the stated principal amount plus the contingent quarterly coupon with respect to the final observation date)
Example 2:	$160.00 (at or above its downside threshold level)	$42.50 (below its downside threshold level)	$650.00 (at or above its downside threshold level)	$1,000 × share performance factor of the worst performing underlying shares = $1,000 × ($42.50 / $85.00) = $500.00
Example 3:	$156.00 (at or above its downside threshold level)	$42.50 (below its downside threshold level)	$275.00 (below its downside threshold level)	$1,000 × ($42.50 / $85.00) = $500.00
Example 4:	$97.50 (below its downside threshold level)	$42.50 (below its downside threshold level)	$200.00 (below its downside threshold level)	$1,000 × ($200.00 / $500.00) = $400.00
Example 5:	$58.50 (below its downside threshold level)	$34.00 (below its downside threshold level)	$250.00 (below its downside threshold level)	$1,000 × ($58.50 / $195.00) = $300.00

In example 1, the final share price of each of the underlying shares is at or above its respective downside threshold level and coupon threshold level. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final observation date. However, investors do not participate in the appreciation of any of the underlying shares.

In example 2, the final share prices of two of the underlying shares are above their respective downside threshold levels, but the final share price of the other underlying shares is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity and receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares.

In example 3, the final share price of one of the underlying shares is at or above its downside threshold level, but the final share price of each of the other underlying shares is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity. While the XLK Shares have declined 20% from their initial share price to their final share price and the SPY Shares have declined 45% from their initial share price to their final share price, the XLE Shares have declined 50% from their initial share price to their final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the XLE Shares, which are the worst performing underlying shares in this example.

In examples 4 and 5, the final share price of each of the underlying shares is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. In example 4, the XLK Shares have declined 50% from their initial share price to their final share price, the XLE Shares have declined 50% from their initial share price to their final share price, and the SPY Shares have declined 60% from their initial share price to their final share price. Therefore, the payment at maturity equals the stated principal amount multiplied by the share performance factor of the SPY Shares, which are the worst performing underlying shares in this example.

In example 5, the XLK Shares have declined 70% from their initial share price to their final share price, the XLE Shares have declined 60% from their initial share price to their final share price and the SPY Shares have declined 50% from their initial share price to their final share price. Therefore the payment at maturity equals the stated principal amount multiplied by the share performance factor of the XLK Shares, which are the worst performing underlying shares in this example.

June 2024 Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

If the securities are not called prior to maturity and the final share price of ANY of the underlying shares is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying shares at maturity, and your payment at maturity will be less than 70% of the stated principal amount per security and could be zero.

June 2024 Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price of any of the underlying shares is less than its downside threshold level of 70% of its initial share price, you will be exposed to the decline in the closing price of the worst performing underlying shares, as compared to the initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

￭The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the underlying shares is at or above 75% of its respective initial share price, which we refer to as the coupon threshold level, on the related observation date. If, on the other hand, the determination closing price of any of the underlying shares is lower than its respective coupon threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price of one or more of the underlying shares could remain below the respective coupon threshold level(s) for extended periods of time or even throughout the entire 2.5-year term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent quarterly coupon, if any, is based only on the determination closing prices of the underlying shares on the related quarterly observation date at the end of the related interest period. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each of the underlying shares on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent quarterly coupon is based solely on the price of each of the underlying shares on quarterly observation dates, if the determination closing price of any of the underlying shares on any observation date is below its respective coupon threshold level, you will receive no coupon for the related interest period even if the price(s) of one or more of the other underlying shares were higher on other days during that interest period.

￭Investors will not participate in any appreciation in the price of any of the underlying shares. Investors will not participate in any appreciation in the price of the underlying shares from their initial share prices, and the return on the securities will be limited to the contingent quarterly coupon that is paid with respect to each observation date on which each determination closing price is greater than or equal to its respective coupon threshold level, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying shares on any day, including in relation to the respective coupon threshold levels, downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying shares and the stocks constituting their respective share underlying indices,

owhether the determination closing price of any of the underlying shares has been below its respective coupon threshold level on any observation date,

odividend rates on the stocks constituting the share underlying indices,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equity markets generally and which may affect the prices of the underlying shares, othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

June 2024 Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor,

othe composition of each of the underlying shares and changes in the constituents of any of the underlying shares, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any of the underlying shares at the time of sale is near or below its coupon threshold level, and especially if any of the underlying shares has closed near or below its respective downside threshold level or if market interest rates rise.

The price of any or all of the underlying shares may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of one or more of the underlying shares may decrease and be below the respective coupon threshold level(s) on each observation date so that you will receive no return on your investment or receive a payment at maturity that is less than 70% of the stated principal amount. There can be no assurance that the determination closing prices of all of the underlying shares will be at or above their respective coupon threshold levels on any observation date so that you will receive a coupon payment on the securities for the applicable interest period or, with respect to the final observation date, that the closing prices of all of the underlying shares will be at or above their respective downside threshold levels so that you do not suffer a significant loss on your initial investment in the securities. See “Technology Select Sector SPDR® Fund Overview,” “Energy Select Sector SPDR® Fund Overview” and “SPDR® S&P 500® ETF Trust Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 2.5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if

June 2024 Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in any of the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not participate in any appreciation in any of the underlying shares, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares and the share underlying indices), including trading in the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of any of the underlying shares and, therefore, could increase (i) the call threshold level of such underlying shares, which is the price at or above which such underlying shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares), (ii) the coupon threshold level for such underlying shares, which is the price at or above which such underlying shares must close on the observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying shares) and (iii) the downside threshold level for such underlying shares, which is the price at or above which such underlying shares must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any of the underlying shares on the redemption determination dates and the observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the coupon threshold levels, downside threshold levels, the final share prices, the payment at maturity, if any, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—

June 2024 Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

￭You are exposed to the price risk of each of the underlying shares, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of each of the underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by any of the underlying shares over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. To receive any contingent quarterly coupons, each of the underlying shares must close at or above its respective coupon threshold level on the applicable observation date. In addition, if any of the underlying shares has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying shares over the term of the securities on a 1-to-1 basis at maturity, even if the other underlying shares have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying shares.

￭Because the securities are linked to the performance of the worst performing underlying shares, you are exposed to greater risks of receiving no contingent quarterly coupons and sustaining a significant loss on your investment than if the securities were linked to just one of the underlying shares. The risk that you will not receive any contingent quarterly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlying shares. With three underlying shares, it is more likely that any of the underlying shares will close below the respective coupon threshold level on any observation date and below the respective downside threshold level on the final observation date than if the securities were linked to only one of the underlying shares. Therefore, it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a significant loss on your investment. In addition, because each of the underlying shares must close at or above the respective call threshold level on a quarterly redemption determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any redemption determination date than if the securities were linked to just one of the underlying shares.

June 2024 Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector. The stocks included in the Technology Select Sector Index and that are generally tracked by the XLK Shares are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the securities is linked to the performance of the XLK Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the price of the XLK Shares and, therefore, on the value of the securities.

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the energy sector. The stocks included in the Energy Select Sector Index and that are generally tracked by the XLE Shares are stocks of companies whose primary business is directly associated with the energy sector, including the following sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the value of the securities is linked to the performance of the XLE Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating condition of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates, weather conditions, the cost of exploring for, producing and delivering oil and gas, technological advances affecting energy efficiency and energy consumption, the ability of the Organization of the Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil, currency fluctuations, inflation, natural disasters, civil unrest, acts of sabotage or terrorism and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment adviser to each of the underlying shares, SSGA Funds Management, Inc., (the “Investment Adviser”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher of the share underlying indices may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

June 2024 Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

￭The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index.  In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices.  All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index.  Finally, because the shares of each of the underlying shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each of the underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of the respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final observation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

June 2024 Page 17

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Technology Select Sector SPDR® Fund Overview

The Technology Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Select Sector Trust”), which is a registered investment company. The Trust consists of numerous separate investment portfolios, including the Technology Select Sector SPDR® Fund. The Technology Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. It is possible that this fund may not fully replicate the performance of the Technology Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLK Shares is accurate or complete.

Information as of market close on June 28, 2024:

Bloomberg Ticker Symbol:	XLK UP
Current Share Price:	$226.23
52 Weeks Ago:	$170.84
52 Week High (on 6/18/2024):	$231.41
52 Week Low (on 10/26/2023):	$160.19

The following graph shows the daily closing prices of the XLK Shares for the period from January 1, 2019 through June 28, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLK Shares for each quarter in the same period. The closing price of the XLK Shares on June 28, 2024 was $226.23. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the XLK Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the XLK Shares at any time, including on the redemption determination dates or the observation dates.

Shares of the Technology Select Sector SPDR® Fund – Daily Closing Prices January 1, 2019 to June 28, 2024

*The black solid line indicates the coupon threshold level, which is 75% of the initial share price, and the red solid line indicates the downside threshold level, which is 70% of the initial share price.

June 2024 Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Technology Select Sector SPDR® Fund (CUSIP 81369Y803)	High ($)	Low ($)	Period End ($)
2019
First Quarter	75.09	58.89	74.00
Second Quarter	78.96	70.63	78.04
Third Quarter	82.75	75.75	80.53
Fourth Quarter	91.92	78.28	91.67
2020
First Quarter	102.79	70.40	80.37
Second Quarter	104.63	76.54	104.49
Third Quarter	127.03	104.66	116.70
Fourth Quarter	130.52	110.86	130.02
2021
First Quarter	138.59	125.83	132.81
Second Quarter	147.82	131.31	147.66
Third Quarter	159.70	147.91	149.32
Fourth Quarter	176.65	148.06	173.87
2022
First Quarter	175.52	141.39	158.93
Second Quarter	161.47	123.49	127.12
Third Quarter	151.56	118.78	118.78
Fourth Quarter	136.15	116.56	124.44
2023
First Quarter	151.01	121.18	151.01
Second Quarter	174.63	143.97	173.86
Third Quarter	180.26	161.97	163.93
Fourth Quarter	193.07	160.19	192.48
2024
First Quarter	211.02	184.12	208.27
Second Quarter	231.41	192.53	226.23

This document relates only to the securities referenced hereby and does not relate to the XLK Shares. We have derived all disclosures contained in this document regarding the Select Sector Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLK Shares (and therefore the price of the XLK Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLK Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLK Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLK Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Select Sector Trust. S&P®, S&P® Global Inc. and the Select Sector Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Select Sector Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

June 2024 Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Technology Select Sector Index. The Technology Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the technology sector of the S&P 500® Index. The Technology Select Sector Index includes component stocks in industries such as technology hardware, storage and peripherals; software; diversified telecommunication services; communications equipment; semiconductor and semiconductor equipment; internet software and services; IT services; wireless telecommunication services; and electronic equipment and instruments. For more information, see “S&P® Select Sector Indices—Technology Select Sector Index” in the accompanying index supplement.

June 2024 Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Energy Select Sector SPDR® Fund Overview

The Energy Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector Trust. The Select Sector Trust consists of numerous separate investment portfolios, including the Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. It is possible that this fund may not fully replicate the performance of the Energy Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Select Sector Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLE Shares is accurate or complete.

Information as of market close on June 28, 2024:

Bloomberg Ticker Symbol:	XLE UP
Current Share Price:	$91.15
52 Weeks Ago:	$79.73
52 Week High (on 4/5/2024):	$98.08
52 Week Low (on 7/6/2023):	$79.09

The following graph shows the daily closing prices of the XLE Shares for the period from January 1, 2019 through June 28, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLE Shares for each quarter in the same period. The closing price of the XLE Shares on June 28, 2024 was $91.15. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the XLE Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the XLE Shares at any time, including on the redemption determination dates or the observation dates.

Shares of the Energy Select Sector SPDR® Fund – Daily Closing Prices January 1, 2019 to June 28, 2024

*The black solid line indicates the coupon threshold level, which is 75% of the initial share price, and the red solid line indicates the downside threshold level, which is 70% of the initial share price.

June 2024 Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Energy Select Sector SPDR® Fund (CUSIP 81369Y506)	High ($)	Low ($)	Period End ($)
2019
First Quarter	67.29	57.90	66.12
Second Quarter	68.61	58.77	63.71
Third Quarter	64.44	55.85	59.20
Fourth Quarter	61.99	55.90	60.04
2020
First Quarter	60.87	23.57	29.06
Second Quarter	46.86	27.62	37.85
Third Quarter	38.58	29.95	29.95
Fourth Quarter	41.60	27.71	37.90
2021
First Quarter	53.57	37.96	49.06
Second Quarter	56.19	47.07	53.87
Third Quarter	54.81	45.79	52.09
Fourth Quarter	59.14	53.01	55.50
2022
First Quarter	78.75	57.22	76.44
Second Quarter	92.28	70.66	71.51
Third Quarter	84.09	67.49	72.02
Fourth Quarter	94.08	76.09	87.47
2023
First Quarter	93.11	76.97	82.83
Second Quarter	87.23	76.59	81.17
Third Quarter	93.36	79.09	90.39
Fourth Quarter	91.96	81.20	83.84
2024
First Quarter	94.41	79.91	94.41
Second Quarter	98.08	88.04	91.15

This document relates only to the securities referenced hereby and does not relate to the XLE Shares.  We have derived all disclosures contained in this document regarding the Select Sector Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLE Shares (and therefore the price of the XLE Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLE Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLE Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a purchaser of the securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLE Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Select Sector Trust. S&P®, S&P® Global Inc. and the Select Sector Trust make no representations or warranties to the owners of the securities or any member of the public regarding the

June 2024 Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

advisability of investing in the securities. S&P®, S&P® Global Inc. and the Select Sector Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Energy Select Sector Index. The Energy Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the energy sector of the S&P 500® Index. The Energy Select Sector Index includes component stocks in industries such as energy equipment and services; and oil, gas & consumable fuels. For more information, see “S&P® Select Sector Indices—Energy Select Sector Index” in the accompanying index supplement.

June 2024 Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

SPDR® S&P 500® ETF Trust Overview

The SPDR® S&P 500® ETF Trust (formerly SPDR Trust, Series 1), or SPY, formed by PDR Services LLC, is a unit investment trust registered under the Investment Company Act of 1940 that holds a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, as the S&P 500® Index. SPY seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index. The SPDR® S&P 500® ETF Trust is managed by State Street Global Advisors Trust Company (“SSGA”), a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P 500® ETF Trust. Information provided to or filed with the Commission by SSGA pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-46080 and 811-06125, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPY Shares is accurate or complete.

Information as of market close on June 28, 2024:

Bloomberg Ticker Symbol:	SPY UP
Current Share Price:	$544.22
52 Weeks Ago:	$436.39
52 Week High (on 6/18/2024):	$548.49
52 Week Low (on 10/27/2023):	$410.68

The following graph shows the daily closing prices of the SPY Shares for the period from January 1, 2019 through June 28, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the SPY Shares for each quarter in the same period. The closing price of the SPY Shares on June 28, 2024 was $544.22. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the SPY Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the SPY Shares at any time, including on the redemption determination dates or the observation dates.

Shares of the SPDR® S&P 500® ETF Trust — Daily Closing Prices January 1, 2019 to June 28, 2024

*The black solid line indicates the coupon threshold level, which is 75% of the initial share price, and the red solid line indicates the downside threshold level, which is 70% of the initial share price.

June 2024 Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

SPDR® S&P 500® ETF Trust (CUSIP 78462F103)	High ($)	Low ($)	Period End ($)
2019
First Quarter	284.73	244.21	282.48
Second Quarter	295.86	274.57	293.00
Third Quarter	302.01	283.82	296.77
Fourth Quarter	322.94	288.06	321.86
2020
First Quarter	338.34	222.95	257.75
Second Quarter	323.20	246.15	308.36
Third Quarter	357.70	310.52	334.89
Fourth Quarter	373.88	326.54	373.88
2021
First Quarter	397.26	368.79	396.33
Second Quarter	428.06	400.61	428.06
Third Quarter	453.19	424.97	429.14
Fourth Quarter	477.48	428.64	474.96
2022
First Quarter	477.71	416.25	451.64
Second Quarter	456.80	365.86	377.25
Third Quarter	429.70	357.18	357.18
Fourth Quarter	407.68	356.56	382.43
2023
First Quarter	416.78	379.38	409.39
Second Quarter	443.28	404.36	443.28
Third Quarter	457.79	425.88	427.48
Fourth Quarter	476.69	410.68	475.31
2024
First Quarter	523.17	467.28	523.07
Second Quarter	548.49	495.16	544.22

This document relates only to the securities referenced hereby and does not relate to the SPY Shares. We have derived all disclosures contained in this document regarding the SSGA from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SSGA. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the SSGA is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SPY Shares (and therefore the price of the SPY Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SSGA could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SPY Shares.

We and/or our affiliates may presently or from time to time engage in business with the SSGA. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SSGA, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SPY Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the SSGA as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SPY Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®” and “SPDR®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or SSGA. S&P®, S&P® Global Inc. and SSGA make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and SSGA have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

June 2024 Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

S&P 500® Index. The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

June 2024 Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Interest period:

The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Share underlying index:	With respect to the XLK Shares, the Technology Select Sector Index With respect to the XLE Shares, the Energy Select Sector Index With respect to the SPY Shares, the S&P 500® Index
Share underlying index publisher:	With respect to each of the XLK Shares, the XLE Shares and the SPY Shares, S&P® Dow Jones Indices LLC, or any successor thereof
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to any of the underlying shares so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment or payment at maturity made on that postponed date.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name

June 2024 Page 27

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent quarterly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered, if any, with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

income or loss on the securities could be materially affected.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues

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Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and potential changes in applicable law.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of one or more of the underlying shares and, therefore, could increase (i) the call threshold level for such underlying shares, which is the

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

price at or above which such underlying shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares), (ii) the coupon threshold level for such underlying shares, which is the price at or above which such underlying shares must close on the observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying shares) and (iii) the downside threshold level for such underlying shares, which is the price at or above which such underlying shares must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any of the underlying shares on the redemption determination dates and other observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $25 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 31, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

underwriter or any dealer participating in the offering will arrange to send you the prospectus, the index supplement and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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